UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/1/2015

NATURAL ALTERNATIVES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Commission File Number:  000-15701

Delaware	84-1007839
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1185 Linda Vista Drive, San Marcos, CA 92078

(Address of principal executive offices, including zip code)

760-744-7340

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 1, 2015, the Board of Directors of Natural Alternatives International, Inc., a Delaware corporation ("NAI") appointed Kenneth E. Wolf as President of NAI. Mr. Wolf’s appointment as President replaced Mark A. LeDoux. Mr. Wolf’s appointment was not the result of any disagreement between the Company and Mr. LeDoux. Mr. LeDoux will remain Chief Executive Officer and Chairman of the Board of Directors. In addition to his office of President, Mr. Wolf will retain his positions as Chief Operating Officer and Secretary of NAI, but will no longer serve as Chief Financial Officer. On October 1, 2015 the Board of Directors appointed Michael E. Fortin, current Director of Accounting and SEC Reporting for NAI, as Chief Financial Officer of NAI.

NAI entered into an amended and restated employment agreement with Mark A. LeDoux, NAI's Chief Executive Officer, effective October 1, 2015, to reflect an increase in Mr. LeDoux's annual base salary in the amount of $75,500. Effective October 1, 2015, Mr. LeDoux's annual base salary is $400,000.

NAI entered into an amended and restated employment agreement with Kenneth E. Wolf, NAI's President, Chief Operating Officer, and Secretary, effective October 1, 2015, to reflect Mr. Wolf’s additional office of President and an increase in Mr. Wolf's annual base salary in the amount of $55,950. Effective October 1, 2015, Mr. Wolf's annual base salary is $375,000.

Also effective October 1, 2015, NAI entered into an employment agreement with Michael E. Fortin, NAI’s Chief Financial Officer, to increase Mr. Fortin’s annual base salary in the amount of $27,500. Effective October 1, 2015, Mr. Fortin’s annual base salary is $185,000.

On October 1, 2015, the Board approved the grant of the following awards:

●

To Mr. Wolf, 50,000 shares of restricted stock (equal in value to $313,000 as measured by the closing price of the Company’s Common Stock on October 1, 2015), with such stock grant to vest ratably on an annual basis over five years; and

●

To Mr. Fortin, 25,000 shares of restricted stock (equal in value to $156,500 as measured by the closing price of the Company’s Common Stock on October 1, 2015), with such stock grant to vest ratably on an annual basis over five years.

A copy of the press release announcing the appointments of Mr. Wolf as President and Mr. Fortin as Chief Financial Officer is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1     Amended and Restated Employment Agreement between NAI and Mark A. LeDoux

10.2     Amended and Restated Employment Agreement between NAI and Kenneth E. Wolf

10.3     Employment Agreement between NAI and Michael E. Fortin

99.1     Press Release of NAI issued on October 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL ALTERNATIVES INTERNATIONAL, INC.

Date: October 1, 2015	By:	/s/ Kenneth E. Wolf

Kenneth E. Wolf
President